UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: October 9, 2004

OPENLIMIT, INC.
(Exact name of registrant as specified in its charter)

FLORIDA
(State or other jurisdiction of incorporation or organization)

000-28731 (Commission File Number)	98-0211356 (IRS Employer Identification Number)

Henry Dattler, Chief Executive Officer
Zugerstrasse 76B, Baar Switzerland CH 6341
(Address of principal executive offices)

011 41 41 560 1023
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) Effective October 9, 2004, the board of directors of OPENLiMiT, Inc. (the “Company”) accepted the resignation of Beat Baer as a director of the Company.

Effective October 9, 2004, the board of directors of the Company appointed Reinhard Stueber as a new member of the board of directors to serve until the Company’s next Annual Meeting of Stockholders. The appointment of Mr. Stueber to the Company’s board of directors was not based on any prior understanding or arrangement. The Company has not entered into any related transactions with Mr. Stueber and has not at this time determined whether Mr. Reinhard will serve on any standing committee.

Mr. Stueber obtained an engineering degree (Dip.Ing.) in water technologies from the Academy of Water Technologies in Magdeburg, Germany in 1973 and has worked as an engineer for several German firms. Mr. Stueber worked as the manager of the software department for UVE GmbH from 1993 until 2001 and has worked for one of the Company’s subsidiaries, Bonneville Group AG since 2001.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

OPENLiMiT, INC.

Signature	Date
By: /s/ Henry Dattler Name: Henry Dattler Title: Chief Executive Officer	October 13, 2004